Exhibit 12.1

Independent Law PLLC Alan T. Hawkins, Esq. ahawkins@independent.law www.independent.law (352) 353-4048 2106 NW 4th Place, Gainesville, Florida 32603

March 21, 2021

MARIJUANA COMPANY OF AMERICA, INC.

633 W. 5th Street, Suite 2826

Los Angeles, CA  90071

Re: Amendment No. 3 to Offering Circular on Form 1-A

To The Board of Directors:

On the date hereof, Marijuana Company of America, Inc., a Utah corporation (the "Company"), intends to transmit to the Securities and Exchange Commission (the "Commission") an Amendment No. 3 to its Offering Circular on Form 1-A, as qualified on October 20, 2021 (the "Offering Circular"), relating to 10,000,000,000 shares of the Company's common stock, no par value per share (the "Common Stock”). We consent to the inclusion of this opinion as an exhibit to the amended Offering Circular.

We have at times acted as counsel to the Company with respect to certain corporate and securities matters, and in such capacity we are familiar with the various corporate and other proceedings taken by or on behalf of the Company in connection with the proposed offering as contemplated by the Offering Circular, as amended.

In connection with this opinion, we have examined and are familiar with originals or copies, certified, or otherwise identified to our satisfaction, of the Offering Circular, as amended, the Certificate of Incorporation and Bylaws of the Company, the records of corporate proceedings of the Company and such other statutes, certificates, instruments and such other documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion.

In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and all public records reviewed are accurate and complete. As to factual matters, we have relied upon statements or representations of officers and other representatives of the Company, public officials or others and have not independently verified the matters stated therein. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

Based on the foregoing, and subject to the qualifications herein stated, we are of the opinion that the of 10,000,000,000 shares of the Company's common stock offered will, when issued, be validly issued, fully paid and nonassessable.

This opinion is limited in all respects to the laws of the United States and the State of Utah, and I express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction.

This opinion is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. This opinion is based on facts and law existing as of the first date written above and rendered as of such date. We assume no obligation to advise the Company of any fact, circumstance, event or change in the law subsequent to the date of qualification of the Offering Circular, as amended, compliance with any continuing disclosure requirements that may be applicable, or of any facts that may thereafter be brought to our attention whether or not such occurrence would affect or modify the opinion expressed herein. We further assume no obligation to update or supplement this opinion to reflect any changes of law or fact that may occur following the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Offering Circular, as amended, and to the reference to this firm under the caption “Legal Matters” in the Offering Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Offering Statement, including this opinion as an exhibit or otherwise.

This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Alan T. Hawkins, Esq.

Alan T. Hawkins, Esq.

Independent Law PLLC

Copy: Marijuana Company of America, Inc., Mr. Jesus M. Quintero, CEO, CFO